Rule 466 Certification

The Depositary, Citibank, N.A., represents and certifies the following:

      1. That it previously had filed a registration statement on Form F-6 (Registration No.333-147527), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement (except for the number of shares represented by ADSs and the par value of shares); and

      2. That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                             CITIBANK, N.A., as Depositary


                                             By: /s/ Susan A. Lucanto
                                                 -----------------------------
                                                 Name:  Susan A. Lucanto
                                                 Title: Vice President